AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY , 1996
                                                 REGISTRATION NO. 333-
- -------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          ---------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          ---------------------------

                            TEAM RENTAL GROUP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                          ---------------------------


                      Delaware                                59-3227576
           (State or other jurisdiction of                 (I.R.S. Employer
           incorporation or organization)               Identification Number)

                               125 BASIN STREET
                                   SUITE 210
                         DAYTONA BEACH, FLORIDA 32114
                                (904) 238-7035

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          ---------------------------

             TEAM RENTAL GROUP, INC. Section 401(K) PROFIT SHARING PLAN
                           (FULL TITLE OF THE PLAN)

                          ---------------------------

                                SANFORD MILLER
                               125 BASIN STREET
                                   SUITE 210
                         DAYTONA BEACH, FLORIDA 32114
                                (904) 238-7035

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                            OF AGENT FOR SERVICE)

                          ---------------------------

                                   COPY TO:

                               JEFFREY M. STEIN
                                KING & SPALDING
                             191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                                (404) 572-4600

                        CALCULATION OF REGISTRATION FEE


                                                         PROPOSED MAXIMUM   PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES            AMOUNT TO   AGGREGATE PRICE       AGGREGATE          AMOUNT OF
TO BE REGISTERED                           BE REGISTERED   PER SHARE(1)    OFFERING PRICE(1)   REGISTRATION FEE


Common Stock, par value $.01 per share......    35,000           $14.63            $512,050             $177
Interests in Team Rental Group, Inc.
Section 401(k) Profit Sharing Plan...............      (2)             (2)                (2)                (2)

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) based on the basis of the average of the high and low sales prices per share of Common Stock of Team Rental, Inc. as reported on the Nasdaq National Market on May 22, 1996.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents have been previously filed by Team Rental Group, Inc. (the "Company") with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement as of their respective dates:

         (a)      Annual Report on Form 10-K for the year ended December 31,
                  1995;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1995; and

         (c) The description of the Common Stock of the Company included in the Company's Registration Statement on Form 8-A, dated April 24, 1994.

         All documents filed by the Company or the Team Rental Group, Inc.
Section 401(k) Profit Sharing Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses, (including attorney's fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in which such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

         As permitted by Section 102(b)(7) of the DGCL, the Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate of Incorporation") provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director other that (a) for breaches of the director's duty of loyalty to the Company and its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, and (d) for any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws provide indemnification of the Company's directors and officers, both past and present, to the fullest extent permitted by the DGCL, and allow the Company to advance or reimburse litigation expenses upon submission by the director or officer of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer pursuant to the Bylaws. The Company's Bylaws will also authorize the Company to purchase and maintain insurance on behalf of an officer or director, past or present, against any liability asserted against him in any such capacity whether or not the Company would have the power to indemnify him against such liability under the provisions of the Restated Certificate of Incorporation or Section 145 of the DGCL.

         The Company has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements require the Company, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any preceding against them as to which they could be indemnified.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Inapplicable.

         The undersigned Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes made by the IRS in order to qualify the Plan

ITEM 8.    EXHIBITS.

4.1   --   Amended and Restated Certificate of Incorporation of the Company
           (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, File No. 33-78274).
4.2   --   Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No. 33-
           78274).
10.1  --   Prototype Defined Contribution Retirement Plan
10.2  --   Prototype Defined Contribution Retirement Plan Adoption Agreement
23.1  --   Consent of Deloitte & Touche LLP
23.2  --   Consent of Coopers & Lybrand L.L.P.
23.3  --   Consent of Michael Silver & Company

ITEM 9.           UNDERTAKINGS.

                  (a)           The undersigned Registrant hereby undertakes:

                                 (1) To file, during any period in which offers
                                     or sales are being made, a post-effective amendment to this Registration Statement;
                                     (i) To include any prospectus required by
                                     Section 10(a)(3) of the Securities Act;

                                (ii) To reflect in the prospectus any facts or
                                     events arising after the effective date
                                     of the Registration Statement (or the
                                     most recent post-effective amendment
                                     thereof) which, individually or in the
                                     aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                (iii)To include any material information with
                                     respect to the plan of distribution not
                                     previously disclosed in the Registration
                                     Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of BRAC-OPCO, Inc. as of December 31, 1994 and 1993, and the related statements of income, stockholders equity, and cash flows for each of the three years in the period ended December 31, 1994 included in the Company's Form 8-K/A dated October 20, 1995 and incorporated by reference herein have been audited by Coopers & Lybrand, L.L.P., independent accountants, as stated in the report thereon included in such Form 8-K/A dated October 20, 1995 and incorporated by reference in reliance upon the authority of that firm as experts in accounting and auditing.

         The financial statements of Arizona Rent-A-Car Systems, Inc. as of February 29, 1996 and February 28, 1995 and 1994 and for the three years ended February 29, 1996 and February 28, 1995 and 1994 included in the Company's Form 8-K/A dated February 27, 1996 and incorporated herein by reference have been audited by Michael Silver & Company, independent accountants, as stated in their report thereon included in such Form 8-K/A dated February 27, 1996 and incorporated herein by reference upon the authority of that firm as experts in accounting and auditing.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 29th day of May, 1996.



                                              TEAM RENTAL GROUP, INC.


                                             By: /s/ Sanford Miller
                                                 -------------------
                                                  Sanford Miller
                                                  Chairman of the Board and
                                                  Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanford Miller and John Kennedy and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 29th day of May, 1996.

              SIGNATURE                              TITLE


          /s/ Sanford Miller                         Chairman of the Board and Chief Executive Officer
         -------------------                              (Principal Executive Officer) and Director
              Sanford Miller

         /s/  John P. Kennedy                        President, Chief Operating Officer, Director
        ---------------------
              John P. Kennedy

         /s/  Jeffrey D. Congdon                     Chief Financial Officer (Principal Financial and
         -----------------------                     Accounting Officer), Secretary and
              Jeffrey D. Congdon                     Director

          /s/ Ronald D. Agronin                      Director
          ---------------------
              Ronald d. Agronin

          /s/ Dr. Stephen L. Weber                   Director
          ------------------------
              Dr. Stephen L. Weber

          /s/ James Calvano                          Director
         --------------------------
              James Calvano

          /s/ Jeffrey R. Mirkin                      Director
          --------------------------
              Jeffrey R. Mirkin

          /s/ Alan D. Liker                          Director
          --------------------------
              Alan D. Liker


              Pursuant to the requirements of the Securities Act, the trustee of the Team Rental Group, Inc. Section 401(k) Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 29th day of May, 1996.

                            TEAM RENTAL GROUP, INC.
                            Section 401(k) PROFIT SHARING PLAN

                            BY:  /s/   Sanford Miller
                                ----------------------------
                                       Name: Sanford Miller
                                       PLAN TRUSTEE

                                 EXHIBIT INDEX



     Exhibit                                                                            Sequentially
       No.                                      Exhibit                                 Numbered Page
     4.1         --   Amended and Restated Certificate of Incorporation
                      of the Company (incorporated by reference to
                      Exhibit 3.1 to the Company's Registration Statement
                      on Form S-1, File No. 33-78274).
     4.2         --   Bylaws of the Company (incorporated by reference
                      to Exhibit 3.2 to the Company's Registration
                      Statement on Form S-1, File No. 33-78274).
     10.1        --   Prototype Defined Contribution Retirement Plan
      10.2       --   Prototype Defined Contribution Retirement Plan
                      Adoption Agreement
      23.1       --   Consent of Deloitte & Touche LLP
      23.2       --   Consent of Coopers & Lybrand L.L.P.
      23.3       --   Consent of Michael Silver & Company
